LEASE

This Lease is entered into this 8th day of February 2024, between **G&L Mast LLC** as Landlord, and La Rosa Realty LLC / La Rosa Realty Sarasota as Tenant. The Landlord does hereby lease to Tenant the herein described premises upon the terms and conditions set forth in this Lease:

1. **Lease Premises:** The premises leased hereunder are described as **3407 Magic Oak Lane**, Sarasota, Florida (**"Premises"**). In addition, Tenant shall have the nonexclusive right to use the common parking lot area located in common with the owners and tenants of other properties located on Magic Oak Lane, Sarasota, Florida.

   Landlord and Tenant acknowledge and agree that the Premises is a condominium unit located within the condominium project commonly known as Oakwood Professional Center, a condominium project established by the plat thereof recorded at Sarasota County Clerk of Court as amended (collectively, the "Condominium"). The owners of the condominium units in the Condominium are subject to restrictions set forth in the Condominium's Master Deed, Bylaws, rules and regulations and associated documents (collectively "Condominium Documents"). Landlord shall be responsible for all condominium assessments and special assessments during the term of this Lease (including any extension or renewal terms) and shall at all times comply with the provisions of the Condominium Documents.

2. **Term:** The Term of this Lease shall be for **2 years** commencing **March 1st, 2024**, and terminating **February 28th, 2026** unless sooner termination or renew as hereinafter provided; subject to paragraph 4 below.

3. **Rent:** Tenant agrees to pay Landlord as monthly base rent hereunder the sum of **$2,350.00** without sales tax plus **$129.25 sales tax @ 5.5%**, which is a total of **$2479.25 to G&L Mast LLC** in advance beginning on the commencement date of this Lease and continuing the same day of each month thereafter for the full term hereof; provided, however, that the first monthly installment of base rent and sales tax shall be paid to Landlord upon execution of this Lease, along with $2,350 as a refundable security deposit ("Deposit") for the Tenant's faithful performance of this Lease and for keeping the interior of the premises in the same condition as it was received from Landlord less normal wear and tear, casualties that are not caused by Tenant, and items for which Landlord is responsible under this Lease). Any unexpended portion of the Deposit shall be paid over to Tenant within thirty (30) days after the expiration or termination of this Lease. All rent payments will be paid in advance to G&L Mast LLC, 1328 Glendale Cir. E., Sarasota, FL 34232 (or as otherwise directed by Landlord) on the first day of each month. Without limiting any other remedies of the Landlord hereunder, Tenant agrees that any rent payment which is not paid within 5 days of the due date will obligate Tenant to pay Landlord a late payment fee of 5% of that month's rent. Notwithstanding anything to the contrary contained in this Lease, in the event the commencement date of this Lease is any day other than the first day of a month, Tenant shall pay to Landlord on the execution of this Lease only a prorated portion of the monthly base rent for the period from the commencement date to the first day of the following month, along with the Deposit.

4. **Renewal of Lease:** Tenant shall have the option to extend the Term of this Lease for 2 additional one-year periods by giving the Landlord notice of such election at least 60 days prior to the then applicable termination date. Rental rate increases for optional extensions shall be a maximum of 3% per year.

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measured from the starting date of original lease. Sales tax on lease shall be based on the statutory rate in effect at the beginning of each month and will be adjusted whenever the statutory rates are changed.

5. **Default:** If any payment of rent or any other sum herein provided to be paid by tenant shall not be made within 5 days after the same becomes due, with written demand or notice from the Landlord, or if Tenant shall remain in default under any other condition of this lease for a period of 30 days after written notice from Landlord, or should any other person than Tenant secure possession of the premises or any part thereof by reason of any sublease or assignment without Landlord's written consent, or in the event that the Tenant has a receiver appointed for its property or is adjudicated bankrupt or, the Tenant covenants that the entire remaining rent for the term of this Lease, or 3 months' rent, whichever is less, shall become immediately due and payable and recoverable forthwith by Landlord, in which case Tenant agrees to pay all costs of collection of such rent, or other sums as may be due, including reasonable attorney's fees. The Deposit will be credited toward any amount owed after deductions taken for repairs that are the obligation of Tenant. Landlord shall use commercially reasonable efforts to relet the Premises and mitigate its damages.

   In the event Landlord fails to perform any of its covenants and agreements as set forth in this Lease for a period of thirty (30) days after written notice from Tenant, Tenant shall have the option to undertake such performance for Landlord, and the costs and expenses reasonably incurred by Tenant by reason of such undertaking shall be due and payable forthwith by Landlord to Tenant, and, if not so paid, may be set off against the base rent and other sums due or to become due under this Lease.

6. In addition, Landlord shall have all statutory, common law, and equitable remedies provided for by law in the event of Tenant's default under any of the terms and conditions of this Lease.

7. **Use of Premises:** The leased premises shall be used by Tenant as office and related purposes and for no other purpose or use unless Landlord shall consent in writing to some other specific use, which consent shall not be unreasonably withheld. Tenant shall make no unlawful use of the premises and shall abide by all statutes, ordinances, rules or regulations of any government authority, which may be applicable to the operation of the commercial business permitted by this Lease. Tenant shall not do or permit to be done any act or thing which may constitute a nuisance or which may void or make voidable any insurance of such premises against fire or other hazards or may result in increase of extra premiums for any insurance.

8. **Assignment and Subletting:** Tenant covenants and agrees that it will not assign this Lease or sublet any part of the Premises without the prior express written consent and approval of Landlord, which consent and approval shall not be unreasonably withheld.

9. **Maintenance:** Tenant will maintain and repair the interior, nonstructural elements of the Premises, in the same condition as on the commencement date, normal wear and tear and casualties not caused by Tenant excepted. Except for those items for which Tenant is specifically responsible under this Paragraph, Landlord shall keep and maintain yard, parking lot and Premises in good repair and condition, including, but not limited to the exterior of the building, the structural elements of the building, the roof, and all plumbing and electrical work (including those portions located within the Premises). Tenant is responsible for any plumbing clogs that affect only this unit. Tenant is responsible for changing all return air filters on a tri-monthly schedule. Filters will be provided by Landlord and stored on-site.

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Repair of HVAC system is the responsibility of the Landlord unless damage is caused by Tenant's actions. Tenant is responsible for cleaning of restroom exhaust grill.

10. **Insurance:** Tenant agrees to purchase and maintain in force during the term of this Lease or any renewal or extension hereof, commercial general liability insurance through an insurance company licensed in the State of Florida, against liability or damage claimed through Tenant's use of, or arising out of accidents occurring in or around the Premises in a minimum amount of $500,000 for each person injured; $1,000,000 for any one accident: and $1,000,000 for property damage. In addition, Tenant will carry full coverage casualty insurance on Tenant's goods and equipment kept on the Premises in an amount determined by Tenant. All cost of such insurance shall be at the expense of the Tenant. Such insurance policy or policies shall be endorsed to name Landlord as an additional insured party. Tenant further agrees that all policies shall contain a written commitment from insurer to notify Landlord in writing at least 30 days prior to the cancellation or refusal to renew any policy. Tenant shall provide Landlord with a certificate of each policy as and when issued by the insurer. In the event Tenant shall fail to keep all required insurance policies in full force and effect during the entire term of this Lease, and any extension or renewal thereof, Landlord may, after notice to Tenant providing Tenant with a five-day opportunity to cure, procure the necessary insurance required by this Lease, and any premiums paid by Landlord shall be immediately due as additional rent and failure to make such payment upon demand shall be deemed a default under the terms of this Lease. Landlord shall obtain and maintain during the Term of this Lease all insurance coverage required to be maintained by the owner of the Premises under the Condominium Documents.

11. **Alterations and Construction:** Tenant shall make no alterations in or additions to the leased premises without the prior express written consent of the Landlord: provided, however that Tenant shall, without the consent of the Landlord, have the right, at its own cost and expense, to place or install within the Premises such fixtures, partitions, equipment and trade fixtures, together with any additional painting or minor alterations in the Premises which Tenant may find necessary and deem desirable.

12. **Destruction of Premises:** In the event that the Premises shall be destroyed or so damaged by fire or other causes to such extent that all or a portion of the Premises are rendered untenantable by Tenant for any of the purposes permitted hereunder, then either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within fifteen (15) days after the date of such casualty. In such event, rent shall be apportioned to and shall cease as of the date of such casualty, and Landlord and Tenant shall have no further obligations by reason of its provisions, except for those provisions that expressly survive the termination of this Lease. If neither party exercises this option, or if the Premises is less than substantially destroyed or damaged by fire or other casualty and does not result in a termination of the Lease as provided for above, then, the Premises shall be reconstructed or repaired in accordance with the terms of the Condominium Documents, Tenant shall continue to occupy those portions of the Leased Premises which are tenantable, and the rent shall abate proportionately to the portions occupied..

13. **Utilities:** Landlord agrees to pay all water, sewer and refuse collection as provided thru the Condominium Association. To the extent they are separately metered to the Premises, Tenant will pay all electric, telephone, internet and any other service as Tenant may require.

14. **Condition of Premises:** Landlord represents and warrants that, to the best of its knowledge and belief, (a) Landlord owns fee simple title to the Premises free and clear of restrictions, easements, covenants,

________ initials Landlord for page _ initials Tenant for page mortgages,

liens, conditions, limitations, and any other encumbrances which would materially interfere with Tenant's intended use of the Premises; (b) Landlord has the authority to enter into this Lease; (c) the person executing this Lease is duly authorized to execute and deliver this Lease on behalf of Landlord, and the execution and delivery of, and the performance of all obligations under, this Lease by Landlord do not and will not require any consent or approval of any person or entity, and do not and will not result in a breach of any agreement or instrument to which Landlord is a party; (d) all utility and mechanical systems are established, connected to the Premises and are in good working condition and repair, reasonable wear and tear excepted; (e) as of the date of this Lease, the Premises shall be free from contamination by hazardous and/or toxic materials; and (f) Landlord has not received any notice of, and has no knowledge of, existing violations on the Premises or any portion thereof of any Legal Requirements. As used herein, the term "Legal Requirements" shall mean the Condominium Documents and all applicable restrictions, encumbrances, conditions, agreements, limitations, laws, codes, orders, judgments, directives, permits, licenses, rules, regulations, ordinances, covenants, and restrictions, including, without limitation, building codes, fire codes, life-safety codes, zoning ordinances, the Americans With Disabilities Act, rules, orders, regulations and requirements of any insurance rating bureau or other organization performing a similar function, rules and regulations of any applicable property owners' association, recorded use restrictions, and exclusivity agreements or provisions relating to the Demised Premises. Tenant acknowledges that it has inspected the Premises and agrees to accept the Premises in "as is" condition and acknowledges that, except as set forth in this paragraph, Landlord has made no representations or guarantees as to condition of the Premises.

15. **Indemnity:** Tenant shall indemnify, defend, and save Landlord harmless from all fines, suits, proceeding, claims and actions of any kind arising by reason of any breach of this Lease by Tenant or nonperformance of any covenant or condition hereof to be performed by Tenant. Landlord shall not be liable to Tenant for any damages sustained by it due to effects or changes in condition in the Premises, or any part of the Premises, not caused by Landlord,nor shall Landlord be liable to any person, nor for any goods or things of any person, by reason of any cause whatsoever, relating to or occurring in or on the Premises unless caused by the negligence or intentional misconduct of Landlord or its employees, agents, or contractors or Landlord's default under this Lease. Landlord shall indemnify, defend, and save Tenant harmless from all fines, suits, proceeding, claims and actions of any kind arising by reason of any breach of this Lease by Landlord or nonperformance of any covenant or condition hereof to be performed by Landlord.

16. **Termination:** Upon termination of this lease, Tenant shall vacate the premises and deliver possession of the same to Landlord with all improvements and fixtures located on or about the leased premises in working order, including paint on the walls and doors of the premises and in as good condition as when the same were installed, reasonable wear and tear, casualties not caused by Tenant, and items for which Landlord is responsible under this Lease excepted.

17. **Subordination by Tenant:** Tenant agrees that it will, upon request of Landlord, at all times during the Lease, execute such reasonable and customary instruments and documents as may be required by Landlord for the purpose of subordinating Tenant's interest to the lien of any mortgage or mortgages, or renewal, replacement or extension thereof, which the Landlord may desire to place against said premises provided, however, that such action shall not require the payment of any money by Tenant other than provided by the terms of this Lease. Tenant's subordination under this Lease shall be effective only to the extent that the holder of any mortgage, deed of trust or security agreement agrees not to disturb Tenant's rights under this Lease so long as Tenant is not in default under this Lease. A Subordination, Non-disturbance and

Attornment Agreement from all existing mortgagees shall be provided to Tenant within thirty (30) days after the execution of this Lease. In addition, a non-disturbance agreement from each future mortgagee shall be provided within thirty (30) days after the recording of the mortgage.

18. **Natural Disaster:** Tenant and Landlord agree that damage from a natural disaster (earthquake, hurricane, tornado or flooding by rising water), if it causes premises to be unusable, is grounds for termination of this Lease by either party without liability for any or all financial damages. In the event of termination under this paragraph Landlord shall return the security deposit to Tenant within 15 days of Termination.

19. **Notices:** Notices required or permitted to be given under law or under the terms of this lease shall be delivered as follows, unless changed in writing by either party:

Landlord: 1328 Glendale Cir. E., Sarasota, FL 34232

Tenant: 3407 Magic Oak Lane, Sarasota, FL 34232

20. **Attorney's Fees:** In the event that suit shall be brought by either party to enforce the provisions of this Lease, the prevailing party in such action shall be entitled to all reasonable attorneys' fees, including appellate fees, if any, so incurred by the prevailing party.

21. **Miscellaneous Provisions:** This agreement may not be modified or amended except in writing and signed by both parties. The agreement is binding upon the heirs, successors and assigns of the parties.

22. **Hazardous Materials:** Tenant warrants and guarantees that no hazardous and or toxic materials of any type or kind will be used or stored by Tenant in violation of applicable law on or about the Premises at any time. Neither Landlord nor Landlord's employees, agents, or contractors shall bring upon, keep, store, use, or dispose of any hazardous and/or toxic materials in, on, under, or about the Premises or adjacent property during the term of this Lease except in compliance with all relevant laws. Landlord shall indemnify, defend, protect, and hold Tenant harmless from and against any and all claims, costs, fines, judgments, and liabilities, including attorneys' fees and costs, arising out of or in connection with the presence of such materials (1) in, on, under, or about the Premises on the date of this Lease or (2) introduced in, on, under, or about the Premises or adjacent property subsequent to the date of this Lease due to the acts, omissions, or negligence of anyone other than Tenant or Tenant's agents. Landlord's obligations hereunder shall survive the expiration or termination of this Lease.

23. **Animals:** Tenant understands and agrees that no animals are to be allowed on the premises. In the event that Tenant, their employees, subcontractors or agents require a bona-fide service animal then an additional non-refundable deposit of $500 plus the documents certifying the animal as a Service Animal must be given to the Landlord prior to entry of the animal upon the premises.

Additional Clauses: Tenant shall be permitted, at tenants sole expense, to place a sign at the entrance to the property with Landlord's written approval. The sign shall be placed at a designated location approved by the landlord, and shall comply with any and all association regulations as per the condo documents

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In witness whereof the parties have hereunto set their hands and seals the day and year first written above.

Executed in our presence:

________________________ G&L Mast LLC as Landlord

________________________ **Print Name:** Glen Mast, Manager

Witness________________Print Name________________

________________________ La Rosa Realty LLC / La Rosa Realty Sarasota as Tenant

________________________ **Print Name:** Joe La Rosa